                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Party City Corporation on Form S-8 of our report dated February 19, 1996, appearing in the Prospectus of Party City Corporation dated March 26, 1996 which included therein the financial statements of Party City Corporation for the year ended December 31, 1995.




Deloitte & Touche LLP
Parsippany, New Jersey
January 6, 1997